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                                                                    EXHIBIT 23.3

                            [IMS HEALTH LETTERHEAD]

                             CONSENT OF IMS HEALTH

     We hereby consent to the use of our name and the reference to us under the captions "Statistical Data". "Prospectus Summary" and "Business" in the Prospectus constituting part of this Registration Statement on Form F-1 and any other Prospectus to be issued by Galen Holdings Plc in connection with the offers as defined in the Prospectus constituting part of this registration statement on Form F-1.

                                                  /s/ Don DeStefano
                                                  IMS HEALTH

Plymouth Meeting, PA
May 25, 2001